Exhibit 99.1

Quest Resource Holding Corporation Reports First Quarter 2024 Financial Results

Double-Digit Growth in Gross Profit Resulting from Business Expansion and Efficiency Gains

Significant New Business Wins and Pipeline Growth Reflect Company’s Strong Value Proposition and Momentum

Investor Conference Call & Webcast to be held at 5pm ET on Thursday, May 9, 2024

THE COLONY, TX – May 9, 2024 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest”), a national leader in environmental waste and recycling services, today announced financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights:

•
Revenue was $72.7 million, a 2.0% decrease compared with the first quarter of 2023.
•
Gross profit was $14.0 million, a 11.1% increase compared with the first quarter of 2023.
•
Gross margin was 19.3% of revenue, compared with 17.0% during the first quarter of 2023.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.03), compared with $(0.10) per share during the first quarter of 2023.
•
Adjusted EBITDA was $5.1 million, a 28.4% increase compared with the first quarter of 2023.
•
Adjusted net income per diluted share was $0.08, compared with adjusted net income of $0.03 per diluted share during the first quarter of 2023.

Operational Highlights

•
As previously announced, achieved a record number of new client wins as a result of ongoing efforts to enhance service offerings as well as substantial investments in business development that have expanded the pipeline, shortened sales cycles, and improved yield.
•
Two of the largest new clients, one of which was secured subsequent to the end of the first quarter, are expected to produce eight figures of annual revenue and offer incremental growth opportunities.
•
Introduced automated accounts payable processing module enhanced by artificial intelligence. Currently processing approximately half of invoices through this platform to drive highly efficient zero touch initiative.
•
Extended the maturity dates for existing credit facilities.

“During the first quarter, we achieved record levels of new client wins, reached double-digit growth in gross profit, and recorded adjusted EBITDA over $5.0 million for the third time in our history, reflecting our strategic business expansion and ongoing efficiency gains,” said S. Ray Hatch, President and Chief Executive Officer of Quest. “More than ever, Quest’s differentiated value proposition is resonating among current and potential clients, and the go-to-market strategies we’ve put in place are yielding the strong results we expected. Our platform continues to build momentum with yet another significant client win early in the second quarter, and we are encouraged by an increasingly robust pipeline and by our ability to add to the platform efficiently and expand operating margins, all of which should position us well for the future.”

“We are benefiting from our efforts to deepen client relationships, add valuable services and solutions, and invest in our business and people, resulting in long term client engagements that have typically expanded over time. This is a result of the broad and diverse services we provide and the dedication of our team in meeting our clients’ needs across industries. We will continue to take steps to distinguish Quest from the competition and to solidify our position as the environmental waste and recycling services provider of choice,” Mr. Hatch continued.

First Quarter 2024 Earnings Conference Call and Webcast:

Quest will host a conference call on Thursday, May 9, 2024, at 5:00 PM ET, to review the financial results for the first quarter ended March 31, 2024. To participate, dial 1-800-579-2543 or 1-785-424-1789, and reference conference ID: QUEST. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, “Adjusted EBITDA” and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest’s performance. Quest’s definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached tables “Reconciliation of Net Income (Loss) to Adjusted EBITDA” and “Adjusted Net Income Per Share”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that our differentiated value proposition is resonating among current and potential clients; our expectation that two of the largest new clients will produce eight figures of annual revenue and offer incremental growth opportunities; and our belief that our increasingly robust pipeline and our ability to add to the platform efficiently and expand operating margins should position us well for the future. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2023. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$72,651	$74,114
Cost of revenue	58,615	61,484
Gross profit	14,036	12,630
Selling, general, and administrative	9,798	9,417
Depreciation and amortization	2,362	2,425
Total operating expenses	12,160	11,842
Operating income	1,876	788
Interest expense	(2,472)	(2,443)
Loss before taxes	(596)	(1,655)
Income tax expense	59	369
Net loss	$(655)	$(2,024)

Net loss applicable to common stockholders	$(655)	$(2,024)
Net loss per common share:
Basic	$(0.03)	$(0.10)
Diluted	$(0.03)	$(0.10)
Weighted average number of common shares outstanding:
Basic	20,380	19,932
Diluted	20,380	19,932

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(655)	$(2,024)
Depreciation and amortization	2,496	2,509
Interest expense	2,472	2,443
Stock-based compensation expense	357	298
Acquisition, integration, and related costs	42	478
Other adjustments	349	(86)
Income tax expense	59	369
Adjusted EBITDA	$5,120	$3,987

ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Reported net loss (1)	$(655)	$(2,024)
Amortization of intangibles (2)	2,322	2,221
Acquisition, integration, and related costs (3)	42	478
Other adjustments (4)	—	(76)
Adjusted net income	$1,709	$599

Diluted earnings (loss) per share:
Reported net loss	$(0.03)	$(0.10)
Adjusted net income	$0.08	$0.03

Weighted average number of common shares outstanding:
Diluted (5)	22,550	22,158

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustments to earn-out fair value

(5) Reflects adjustment for dilution when adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$581	$324
Accounts receivable, less allowance for doubtful accounts of $1,958 and $1,582 as of March 31, 2024 and December 31, 2023, respectively	60,435	58,147
Prepaid expenses and other current assets	1,843	2,142
Total current assets	62,859	60,613

Goodwill	85,828	85,828
Intangible assets, net	24,069	26,052
Property and equipment, net, and other assets	6,216	4,626
Total assets	$178,972	$177,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$39,852	$41,296
Other current liabilities	2,017	2,470
Current portion of notes payable	1,159	1,159
Total current liabilities	43,028	44,925

Notes payable, net	68,467	64,638
Other long-term liabilities	1,166	1,275
Total liabilities	112,661	110,838

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 20,230 and 20,161 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	20	20
Additional paid-in capital	176,994	176,309
Accumulated deficit	(110,703)	(110,048)
Total stockholders’ equity	66,311	66,281
Total liabilities and stockholders’ equity	$178,972	$177,119

# # #